As filed with the Securities and Exchange Commission on July 15, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WOODWARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-1984010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1081 Woodward Way Fort Collins, Colorado	80524
(Address of Principal Executive Offices)	(Zip Code)

Woodward Retirement Savings Plan

(Full title of the plan)

Charles P. Blankenship, Jr. Chairman of the Board and Chief Executive Officer Woodward, Inc. 1081 Woodward Way Fort Collins, Colorado 80524 (970) 482-5811	William F. Lacey Chief Financial Officer Woodward, Inc. 1081 Woodward Way Fort Collins, Colorado 80524 (970) 482-5811

(Name, address, and telephone number of agent for service)

Copy to:

James M. Anderson III McGuireWoods LLP Gateway Plaza 800 East Canal Street Richmond, Virginia 23219-3916 (804) 775-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

INCORPORATION by reference of contents

of registration statement on form s-8

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 750,000 shares of Common Stock, par value $0.001455 per share (“Common Stock”) of Woodward, Inc. (“Woodward” or the “Registrant”) under the Woodward Retirement Savings Plan (the “Plan”), which are securities of the same class and relate to the same employee benefit plan as those securities registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission on January 31, 2012 (Registration No. 333-179248), which is hereby incorporated by reference, except to the extent supplemented, amended or superseded by information set forth in this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Exhibits

The Registrant hereby incorporates by reference into this registration statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K (File No. 001-39265) for the fiscal year ended September 30, 2023, filed with the Commission on November 17, 2023;

(2) The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-39265) for the quarterly periods ended December 31, 2023 and March 31, 2024 filed with the Commission on February 2, 2024, and May 3, 2024, respectively;

(3) The Registrant’s Current Reports on Form 8-K or 8-K/A, as applicable, filed with the Commission on January 25, 2024, January 26, 2024, March 15, 2024, March 28, 2024, April 24, 2024 and June 27, 2024 (except for any documents and any portions of such documents not deemed to be filed);

(4) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (other than the portions of these documents not deemed to be filed); and

(5) The description of the Common Stock contained in the Registration Statement on Form A-2 (File No.2-4446), filed with the Commission on June 28, 1940.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description
5.1*	Opinion of McGuireWoods LLP
23.1*	Consent of McGuireWoods LLP (included in the Opinion filed as Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP, Denver, Colorado.
24.1*	Powers of Attorney (included on the signature pages to this registration statement)
99.1*	Woodward Retirement Savings Plan, as amended and restated effective as of January 1, 2024
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on July 15, 2024.

WOODWARD, INC.

By:	/s/ Charles P. Blankenship, Jr
Name: Charles P. Blankenship, Jr.
Title: Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints jointly and severally, Charles P. Blankenship, Jr. and William F. Lacey, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on July 15, 2024.

Signature	Title

/s/ Charles P. Blankenship, Jr.	Chairman of the Board and Chief Executive Officer
Charles P. Blankenship, Jr.	(Principal Executive Officer)
/s/ William F. Lacey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
William F. Lacey
/s/ Rajeev Bhalla	Director
Rajeev Bhalla
/s/ John D. Cohn	Director
John D. Cohn
/s/ Eileen P. Drake	Director
Eileen P. Drake
/s/ David P. Hess	Director
David P. Hess
/s/ Daniel G. Korte	Director
Daniel G. Korte
/s/ Mary D. Petryszyn	Director
Mary D. Petryszyn
/s/ Gregg C. Sengstack	Director
Gregg C. Sengstack
/s/ Tana L. Utley	Director
Tana L. Utley